Exhibit 107
Calculation of Filing Fee Table
FORM S-8
(Form Type)
Labcorp Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Equity	Labcorp Holdings Inc. 2025 Omnibus Incentive Plan (Common Stock, par value $0.10 per share)	457(c) and 457(h)	3,030,271	$241.28	$731,143,786.88	$0.0001531	$111,938.11

Equity	Labcorp Holdings Inc. 2025 Employee Stock Purchase Plan (Common Stock, par value $0.10 per share)	457(c) and 457(h)	2,500,000	$241.28	$603,200,000.00	$0.0001531	$92,349.92

Total Offering Amounts			5,530,271		$1,334,343,786.88		$204,288.03

Total Fee Offsets (3)							$38,281.99

Net Fee Due							$166,006.04

(1)
Calculated solely for the purpose of computing the amount of the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(c) under the Securities Act, this price is calculated based on the average of the high and low of the common stock, par value $0.10 per share, of Labcorp Holdings Inc. (“Common Stock”) as reported on the New York Stock Exchange on May 23, 2025, within five business days prior to filing.

(2)
This registration statement covers a total of 5,530,271 shares of Common Stock reserved for issuance under the Labcorp Holdings Inc. 2025 Omnibus Incentive Plan and the Labcorp Holdings Inc. 2025 Employee Stock Purchase Plan (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock which may be offered and issued under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
As set forth in Table 2 below, the registrant previously paid $38,281.99 in registration fees associated with certain unsold and unissued securities from the registrant’s registration statement on Form
S-8
(File
No. 333-279514)
filed on May 17, 2024 (the “Prior Registration Statement”). The registrant terminated the offering of such unsold and unissued securities under the Prior Registration Statement and removed from registration such unsold and unissued shares by means of a post-effective amendment to the Prior Registration Statement filed on May 29, 2025. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee due under this registration statement by $38,281.99.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Labcorp Holdings Inc.	S-8	333-279514	May 17, 2024		$38,281.99	Equity	Common Stock, par value $0.10 per share	1,232,597	$259,363,101.53

Fee Offset Sources	Labcorp Holdings Inc.	S-8	333-279514		May 17, 2024						$38,281.99